UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2020

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-33807		26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

100 INVERNESS TERRACE E.,	ENGLEWOOD,	Colorado	80112
(Address of principal executive offices)			(Zip Code)

(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	SATS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 30, 2020, EchoStar Corporation (“EchoStar”) held its 2020 Annual Meeting of Shareholders.

The following matters were voted upon:

1.
Election of R. Stanton Dodge, Michael T. Dugan, Charles W. Ergen, Anthony M. Federico, Pradman P. Kaul, C. Michael Schroeder, Jeffrey R. Tarr and William David Wade as directors to serve until the 2021 Annual Meeting of Shareholders or until their respective successors shall be duly elected and qualified;

2.	Ratification of the appointment of KPMG LLP as EchoStar independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	Non-binding advisory vote on the compensation of EchoStar’s named executive officers.

The following are the final voting results for each of the items voted on at the meeting:

Proposal 1: Election of Directors:

	Votes
Nominee	For	Withheld	Broker Non-Votes
R. Stanton Dodge	502,311,173	13,768,235	4,203,610
Michael T. Dugan	503,011,874	13,067,534	4,203,610
Charles W. Ergen	501,979,455	14,099,953	4,203,610
Anthony M. Federico	512,479,721	3,599,687	4,203,610
Pradman P. Kaul	502,184,544	13,894,864	4,203,610
C. Michael Schroeder	510,232,094	5,847,314	4,203,610
Jeffrey R. Tarr	512,612,910	3,466,498	4,203,610
William D. Wade	497,258,700	18,820,708	4,203,610

Proposal 2: Ratification of the appointment of KPMG LLP:

Votes
For	Against	Abstain
519,875,749	396,568	10,701

Proposal 3: Non-Binding Advisory Vote on Executive Compensation:

Votes
For	Against	Abstain	Broker Non-Votes
515,367,419	688,013	23,976	4,203,610

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: May 1, 2020	By:	/s/ Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary